                                                                      EXHIBIT 16

                        Letterhead of S. W. Hatfield, CPA
                        ---------------------------------

                                                    June 9, 2004

U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On June 9, 2004, this Firm received a draft copy of a Form 8-K to be filed by
Tomahawk Industries, Inc. (Company) (SEC File #0-9483, CIK #318299) reporting
Item 4 - Changes in Registrant's Certifying Public Accountant.

We have no disagreements with the statements made in the Form 8-K, Item 4 disclosures.

Yours truly,

/s/ S. W. Hatfield, CPA

S. W. Hatfield, CPA